As filed with the Securities and Exchange Commission on May 27, 2011

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Exceed Company Ltd.
(Exact name of registrant as specified in its charter)

British Virgin Islands	98-0637415
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 8, 20/F, One International Finance Centre
1 Harbour View Street, Central
Hong Kong

(Address and telephone number of registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, NY 10011
Tel:  +(212) 894-8539
 (Name, address, and telephone number of agent for service)

Copies to:

Virginia Tam
Jones Day
29th Floor
Edinburgh Tower
The Landmark
15 Queens Road Central
Hong Kong
Tel:  +(852) 3189-7318

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, par value $0.001	13,479,956		$5.93	$79,936,139.08	$9,280.59

Ordinary shares, par value $0.001	5,452,184	(2)	$5.93	$32,331,451.12	—

Total	18,932,140			$112,267,590.20	$9,280.59

(1)
Estimated solely for the purpose of  calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended, based on the average of the high and low prices of the ordinary shares on May 25, 2011, as reported on the NASDAQ Global Select Market. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement will cover such indeterminate number of ordinary shares that may be issued with respect to share splits, share dividends and similar transactions.

(2)
Ordinary shares held by the selling stockholders named herein that were previously registered pursuant to Registration Statement on Form F-1 (Registration No. 333-163280), effective on December 23, 2009, and are being registered herewith under the combined prospectus. Accordingly, no registration fee is payable with respect to these shares.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act, this registration statement contains a combined prospectus that covers 5,452,184 ordinary shares held by the selling stockholders named herein that were previously registered and remain unsold under our Registration Statement on Form F-1 (Registration No. 333-163280), effective on December 23, 2009. Accordingly, this registration statement constitutes a post-effective amendment to such earlier registration statement. This post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 27, 2011
Prospectus
18,932,140 Ordinary Shares

Exceed Company Ltd.

This prospectus relates to the resale of up to 18,932,140 ordinary shares of Exceed Company Ltd. to be sold from time to time by the selling stockholders named herein.  The selling stockholders (which term as used herein includes their pledgees, donees, transferees or other successors-in-interest) may sell these shares to or through one or more underwriters, broker-dealers or agents or directly to purchasers on a continuous or delayed basis.  The prices at which the selling stockholders may sell the ordinary shares may be determined by the prevailing market price for the ordinary shares at the time of sale, may be different from such prevailing market price or may be determined through negotiated transactions with third parties. We will not receive any of the proceeds from the sale of these ordinary shares by the selling stockholders.

Our ordinary shares are listed on the NASDAQ Global Select Market under the symbol “EDS.”

Investing in our ordinary shares involves a high degree of risk. Risks associated with an investment in our ordinary shares will be described in the applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2011

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, selling stockholders may sell our ordinary shares in one or more offerings. Transactions in which selling stockholders offer ordinary shares under this registration statement will require that we provide a prospectus supplement that will contain additional information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information and Incorporation of Certain Information by Reference.”

-i-

PROSPECTUS SUMMARY

About Exceed Company Ltd.

We design, develop and wholesale footwear, apparel and accessories under the “” (Xidelong) brand name and the “” trademark. We have three principal categories of products: (i) footwear, which mainly comprises running, leisure, basketball, skateboarding, canvas, tennis and outdoor footwear, (ii) apparel, which mainly comprises sports tops, pants, jackets, track suits and coats, and (iii) accessories, which mainly comprise bags, socks, hats and caps. Our footwear, apparel and accessories represented 46.9%, 52.0% and 1.1%, respectively, of our total revenue in 2010. Our primary footwear is running footwear, which represented 17.6% of our total revenue in 2010. We believe the market for sportswear products similar to ours has been growing rapidly in China due to the increasing demand for lifestyle and leisure products and heightened interest in health consciousness among Chinese customers.

We focus primarily on second and third tier cities in China characterized by increasing urbanization and strong economic development, which we believe present the best opportunity for retail sales growth. Our target customers are between 15 to 35 years old. We plan to increase our penetration in those areas using a middle-market pricing strategy. We also aim to expand our geographical presentation and establish regional leadership, particularly in Southwest China and Northwest China.

We distribute our products mainly through Xidelong retail stores, which sell our products exclusively. We derive all of our revenue from sales to our distributors that operate, either directly or indirectly through third parties, the Xidelong retail stores that sell our products. These distributors may also engage authorized third-party retailers to operate Xidelong stores. We have contractual relationship only with our distributors, not any authorized third-party retailers. We believe that the sale of our products through distributors has enabled us to grow by leveraging on their regional retail expertise and economies of scale. We provide our distributors retail policies and guidelines, training, advertising and marketing support to assist them to manage and expand the Xidelong retail sales network. The number of the Xidelong retail stores grew from 3,277 as of December 31, 2008 to 4,333 as of December 31, 2010, representing a CAGR of 15.0%.

Our principal executive offices are located at Suite 8, 20/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong. Our telephone number is  +(852) 3669-8105.

About the Windrace Acquisition and this Offering

The ordinary shares to be sold by the selling stockholders pursuant to this prospectus were issued pursuant to the Agreement for Sale and Purchase of Windrace International Company Limited, dated May 8, 2009, as supplemented by a supplemental purchase agreement dated July 27, 2009 and a letter agreement, dated September 9, 2009 (as so supplemented, the “Agreement”), among Windrace International Company Limited (“Windrace”) and the ordinary shareholders of Windrace (the “Sellers”), on the one hand, and 2020 ChinaCap Acquirco, Inc. (“2020”) and us, on the other hand. The Agreement, among other things, provided for the purchase by us of all the issued and outstanding ordinary shares of Windrace from the Sellers (the “Acquisition”). Upon completion of the Acquisition, an aggregate of 17,008,633 ordinary shares (the “Closing Shares”) were issued by us as consideration for all of the outstanding ordinary shares of Windrace. Of the 17,008,633 ordinary shares issued, 5,741,466 ordinary shares were issued and delivered to the Sellers on October 21, 2009, and the remaining 11,267,167 ordinary shares were placed in escrow (the “Escrowed Shares”), scheduled to be released in three tranches if certain performance targets are met. Further, an additional 2,212,789 ordinary shares (the “Earn-Out Shares”) will be issued to the Sellers if certain earnings targets in 2011 are met. Pursuant to the terms of the escrow arrangement, 9,841,304 ordinary shares have been released from escrow, and the remaining 1,425,863 ordinary shares or a portion thereof will be released if we satisfy certain performance targets in 2011. In summary, the Sellers have received in the aggregate 15,582,770 ordinary shares as consideration for the Acquisition as of this date and have the right to receive an additional of up to 3,638,652 ordinary shares if certain performance targets in 2011 are met.

We are registering for resale all of the ordinary shares issued or issuable by us to the Sellers in the Acquisition that remain unsold as of the date of this prospectus. The resale of the Closing Shares was originally registered in our registration statement on Form F-1 (Registration No. 333-163280), effective December 23, 2009. A portion of the Closing Shares remain unsold as of the date of this prospectus. We are now registering for resale such portion of the Closing Shares, together with the Escrowed Shares and Earn-Out Shares, to permit each of the selling stockholders and their donees, pledgees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares and shares underlying warrants, or interests therein, as well as any stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares, in the manner contemplated under “Plan of Distribution.”

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, proposed products, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 20-F, and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

PRICE RANGE OF OUR ORDINARY SHARES

The following table lists the high and low market prices for our ordinary shares, for the periods indicated, on the NASDAQ Global Select Market.

Calendar Period	Price Per Share
	In US$
	High	Low
Annual
2007 (from December 3, 2007)	$7.30	$7.11
2008	$7.60	$6.60
2009	$13.69	$7.25
2010	$10.30	$6.21
Fiscal Quarters
2009
First Quarter	$7.73	$7.25
Second Quarter	$7.81	$7.57
Third Quarter	$8.03	$7.72
Fourth Quarter	$13.69	$7.84
2010
First Quarter	$10.30	$8.20
Second Quarter	$9.78	$6.21
Third Quarter	$7.67	$6.43
Fourth Quarter	$9.13	$7.58
Most Recent Six Months
November 2010	$9.03	$8.35
December 2010	$8.96	$8.04
January 2011	$8.50	$7.91
February 2011	$8.00	$7.66
March 2011	$7.69	$6.68
April 2011	$7.43	$6.26
May 2011 (until May 25, 2011)	$7.20	$5.80

On May 25, 2011, the closing price of our ordinary shares on the NASDAQ Global Select Market was $5.96.

USE OF PROCEEDS

We will not receive any proceeds from the offering of the ordinary shares by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus covers the resale, from time to time, by selling stockholders, of the Closing Shares that remain unsold as of the date of this prospectus, Escrowed Shares and Earn-Out Shares (if any) issued or issuable by us in the Acquisition referred to in the “Prospectus Summary—About the Windrace Acquisition and this Offering” above. The registration of the ordinary shares does not necessarily mean that selling stockholders will sell any ordinary shares registered by the registration statement of which this prospectus forms a part. Selling stockholders may offer and sell ordinary shares covered by this prospectus and any applicable prospectus supplement from time to time but are under no obligation to offer or sell any such shares.

The table below sets forth the selling stockholders and other information regarding the beneficial ownership of the selling stockholders.  Except for their role as Sellers in the Acquisition and as disclosed in the table below, none of the selling stockholders have had any material relationship with us within the past three years.

	Ordinary shares beneficially owned prior to this Offering		Maximum number of ordinary shares to be offered pursuant to this prospectus(1)	Ordinary shares owned after this Offering
	Number	Percent*		Number	Percent*
Shuipan Lin(2)	10,395,571	35.0%	12,822,986	0	0.0%
Tiancheng Int’l Investment Group Limited(3)	1,651,434	5.6%	2,037,053	0	0.0%
Richwise International Investment Group Limited(4)	1,881,624	6.3%	2,321,624	0	0.0%
HK Haima Group Limited(5)	825,718	2.8%	1,018,527	0	0.0%
Eagle Rise Investment Limited(6)	539,141	1.8%	731,950	0	0.0%
Total	15,293,488	51.5%	18,932,140	0	0.0%

*	Based upon 29,695,313 ordinary shares outstanding as of April 20, 2011.

(1)
This number is calculated as the sum of (1) 5,452,184 ordinary shares, representing a portion of the Closing Shares; (2) 9,841,304 ordinary shares, representing the portion of the Escrow Shares previously released; (3) 1,425,863 ordinary shares, representing the remaining portion of the Escrow Shares that may be released; and (4) 2,212,789 ordinary shares, representing all of the Earn-Out Shares that may be issued. Because items (3) and (4) are not deliverable to the selling stockholders within sixty days of the date of this prospectus, they have not been included in the column representing the number of ordinary shares owned prior to this Offering. The remaining portion of the Closing Shares has been sold prior to this Offering.

(2)
Includes 3,830,244 ordinary shares constituting all of the Closing Shares received by the selling stockholder, which were originally registered under our registration statement on Form F-1 (Registration No. 333-163280), effective December 23, 2009. Of the 10,395,571 ordinary shares beneficially owned prior to the offering and the 12,822,986 ordinary shares to be offered pursuant to this prospectus, 4,128,587 ordinary shares and 5,092,632 ordinary shares, respectively, were held under the name of Ms. Xiayu Chen, the spouse of Mr. Lin, and Mr. Lin has sole voting and investment control over all of such ordinary shares. All of the ordinary shares are subject to a lock-up agreement between Mr. Lin and us. The lock-up agreement imposes restrictions on Mr. Lin for the period from October 21, 2009 to October 20, 2012, during which he may not dispose of such ordinary shares, except with our prior written consent. Mr. Lin is our Chairman of the Board and Chief Executive Officer. For details of the material relationship within the past three years between Mr. Lin and us, please refer to our Form 20-F for the year ended December 31, 2010, filed on April 5, 2011. The address of Mr. Lin is Suite 8, 20/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong.

(3)
Includes 608,470 ordinary shares constituting all of the Closing Shares received by the selling stockholder, which were originally registered under our registration statement on Form F-1 (Registration No. 333-163280), effective December 23, 2009. The selling stockholder is a Hong Kong and its address is Unit B, 16th Floor, CKK Comm Ctr, No 289-295, Hennessy Road, Wan Chai, Hong Kong.

(4)
Includes 691,575 ordinary shares constituting a portion of the Closing Shares received by the selling stockholder, which were originally registered under our registration statement on Form F-1 (Registration No. 333-163280), effective December 23, 2009. The remaining portion of the Closing Shares received by the selling stockholder has been sold prior to this Offering. The selling stockholder is a BVI company and its address is Sea Meadow House, Blackburne Highway, Road Town, Tortola, BVI.

(5)
Includes 304,236 ordinary shares constituting all of the Closing Shares received by the selling stockholder, which were originally registered under our registration statement on Form F-1 (Registration No. 333-163280), effective December 23, 2009. The selling stockholder is a Hong Kong company and its address is Unit B, 16th Floor, CKK Comm Ctr, No 289-295, Hennessy Road, Wan Chai, Hong Kong.

(6)
Includes 17,659 ordinary shares constituting a portion of the Closing Shares received by the selling stockholder, which were originally registered under our registration statement on Form F-1 (Registration No. 333-163280), effective December 23, 2009. The remaining portion of the Closing Shares received by the selling stockholder has been sold prior to this Offering. The selling stockholder is a BVI company and its address is Sea Meadow House, Blackburne Highway, Road Town, Tortola, BVI.

PLAN OF DISTRIBUTION

The ordinary shares included in this prospectus may be sold from time to time by the selling stockholders and/or their respective pledgees, donees, transferees or other successors in interest. The selling stockholders may sell any or all of the ordinary shares included in this prospectus from time to time directly to purchasers, through underwriters, broker-dealers or agents, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at  privately negotiated prices. If the ordinary shares are sold through underwriters or broker-dealers, then the selling stockholders who sell those shares will be responsible for underwriting discounts or commissions. Such sales may be effected in transactions (which may involve block transactions):

•	on any national securities exchange or quotation service on which the ordinary shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	in privately negotiated transactions;

•	through put or call option transactions, whether such options are listed on an options exchange or otherwise;

•	through the settlement of short sales;

•	through a combination of any such methods of sale; or

•	through any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 or Regulation S under the Securities Act, in each case, if available, rather than under this prospectus. There can be no assurance that any selling stockholder will sell any or all of the ordinary shares registered pursuant to the registration statement, of which this prospectus forms a part.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. These commissions and discounts may exceed what is customary in the types of transactions involved. Any profits on the resale of ordinary shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders.

The selling stockholders may enter into hedging, option, loan, pledge, or other types of derivative or monetization transactions with respect to the ordinary shares included in this prospectus, such as lending or pledging such shares to a broker-dealer, bank, or other third party, which may become a selling stockholder and sell such shares through this prospectus.

The selling stockholders may directly make offers to sell the ordinary shares to, or solicit offers to purchase the ordinary shares from, purchasers from time to time. If required, the prospectus supplement related to any such offering by the selling stockholders will set forth the terms of such offering.

From time to time, the selling stockholders may sell the ordinary shares included in this prospectus to one or more dealers acting as principals. If required, the prospectus supplement related to any such offering will name such dealers, and will include information about any compensation paid to the dealers, in such offering. The dealers, which may be deemed to be "underwriters" as that term is defined in the Securities Act,  may then resell the shares to purchasers.

The selling stockholders may also designate broker-dealers as agents from time to time to solicit offers from purchasers to purchase the ordinary shares, or to sell the ordinary shares in ordinary brokerage transactions, on their behalf. If required, the prospectus supplement related to any such offering will name such agents, and will include information about any commissions paid to the agents, in such offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act in such offering.

The selling stockholders and any broker-dealers or agents that are involved in selling the ordinary shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with those shares. In such event, any commissions received by those broker-dealers or agents and any profit on the resale of our ordinary shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

In connection with the sales of the ordinary shares, the selling stockholders may enter into forward sale or hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the ordinary shares in the course of hedging their positions. The selling stockholders may also sell short the ordinary shares and deliver ordinary shares to close out short positions, or loan or pledge ordinary shares to broker-dealers or others that,  in turn, may sell the ordinary shares.

The selling stockholders have advised us that they have not entered into any agreements or understandings with any underwriters or broker-dealers regarding the sale of their ordinary shares. If we are notified by any selling stockholder that any material agreement or understanding has been entered into with a broker-dealer for the sale of our ordinary shares, if  required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of our ordinary shares, they will be subject to the prospectus delivery requirements of the Securities Act.

Once sold under the registration statement of which this prospectus forms a part, the ordinary shares will be freely tradable in the hands of persons other than our affiliates.

Any person participating in the distribution of ordinary shares covered by this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others,  Regulation M, which may limit the timing of purchases and sales of our ordinary shares by that person.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. We estimate these expenses to be approximately $54,281 which at the present time include the following categories of expenses:

SEC registration fee	$9,280.59
Legal fees and expenses	$20,000.00
Accounting fees and expenses	$15,000.00
Miscellaneous expenses	$10,000.00
Total	$54,280.59

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our ordinary shares pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Maples and Calder. Jones Day is acting as our counsel in connection with United States securities laws.

EXPERTS

           The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2010 have been so incorporated in reliance on the report of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as  indicated below. Forms of documents establishing the terms of the offered shares are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.

We file reports and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2010 filed with the SEC on April 5, 2011;

•
the description of our shares contained in the registration statement on Form S-4/A (File No. 333- 159252) filed with the SEC on September 29, 2009, including any amendment and report subsequently filed for the purpose of updating that description; and

•
with respect to each offering of the shares under this prospectus, all subsequent reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Our annual report on Form 20-F for the fiscal year ended December 31, 2010 filed on April 5, 2011 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with IFRS.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Tai Yau Ting
Suite 8, 20/F, One International Finance Centre
1 Harbour View Street, Central
Hong Kong
Phone:  +(852) 3669-8105

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these shares in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands to take advantage of certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include that the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors. In addition, British Virgin Islands companies do not have standing to sue before the federal courts of the United States.

Our organizational documents do not contain provisions requiring that disputes be submitted to arbitration, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders. Substantially all of our current operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside of the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or such persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed CT Corporation System as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

There is uncertainty as to whether the courts of the British Virgin Islands and the PRC would:

•
recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the British Virgin Islands. We have also been advised that any final and conclusive monetary judgment for a definite sum obtained against the company in U.S. federal or state courts would be treated by the courts of the British Virgin Islands as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

(i)            the U.S. federal or state court had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

(ii)           the judgment given by the U.S. federal or state court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations;

(iii)          the judgment was not procured by fraud;

(iv)          recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

(v)           the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

A British Virgin Islands court may impose civil liability on us or our directors or officers in a suit brought in the courts of the British Virgin Islands against us or these  persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under British Virgin Islands law.

The recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. Courts in China may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. As there is currently no treaty or other agreement of reciprocity between China and the United States governing the recognition of a judgment, there is uncertainty as to whether a PRC court would enforce a judgment rendered by a court in the United States.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 8.  Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s memorandum or articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

 Item 9.  Exhibits

Exhibit Number	Description

4.1	Form of Distributorship Agreement*

5.1	Opinion of Maples and Calder

23.1	Consent of Crowe Horwath LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney

*            Previously filed as an exhibit to Exceed Company Ltd.’s Annual Report on Form 20-F filed with the Commission on April 7, 2010, File No. 001-33799.

 Item 10.  Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information otherwise required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering; provided, however, that a post-effective amendment need not be filed to include financial statements and information otherwise required by Section 10(a)(3) of the Act or §210.3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby further undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in Hong Kong, Special Administrative Region of the People’s Republic of China, on May 27, 2011.

EXCEED COMPANY LTD.

By:	/s/ Lin Shuipan
Name: Lin Shuipan
Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lin Shuipan	Chairman and Chief Executive Officer	May 27, 2011
Lin Shuipan	(principal executive officer)

*/s/ Wong Chi Keung	Chief Financial Officer	May 27, 2011
Wong Chi Keung	(principal accounting and financial officer)

*/s/ Jin Jichun	Director	May 27, 2011
Jin Jichun

*/s/ William J. Sharp	Director	May 27, 2011
William J. Sharp

*
The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC, by signing his name hereto, does hereby sign and deliver this Registration Statement on behalf of the persons noted above in the capacities indicated.

By:	/s/ Lin Shuipan
Lin Shuipan, Attorney-in-fact

Date:	May 27, 2011

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement or amendment thereto in Newark, Delaware, on May 27, 2011.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director